UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2026

Deep Fission, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-56407	87-4265302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Addison St., Suite 300 Berkeley, California (Address of principal executive offices)	94704 (Zip Code)

Registrant’s telephone number, including area code: (707) 400-0778

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

On February 27, 2026, the Audit Committee of the Board of Directors (the “Audit Committee”) of Deep Fission, Inc. (the “Company”) approved the engagement of Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal years ended December 31, 2024 and 2025. Accordingly, dbbmckennon (“dbbmckennon”), the Company’s independent registered public accounting firm since September 5, 2025, was informed that it would be replaced as the Company’s independent registered public accounting firm effective February 27, 2026.

The reports of dbbmckennon on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2024 and 2023 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles, except that such reports included an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal years ended December 31, 2024 and 2023 and the subsequent interim period through February 27, 2026, there were no (i) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) with dbbmckennon on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to dbbmckennon’s satisfaction, would have caused dbbmckennon to make reference to the subject matter thereof in connection with its reports, or (ii) reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto), other than, as previously disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, the Company identified a material weakness in internal control over financial reporting related to the design and operating effectiveness of controls over the Company’s financial reporting process, including the formalization and documentation of controls and management review procedures commensurate with a public reporting company. The Audit Committee discussed the material weakness with dbbmckennon and has authorized dbbmckennon to respond fully to inquiries of Grant Thornton concerning such material weakness. Such material weakness did not result in any restatement of the Company’s financial statements and did not give rise to any disagreement between the Company and dbbmckennon.

The Company has provided dbbmckennon with a copy of the foregoing disclosures and has requested that dbbmckennon furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made herein and, if not, stating the respects in which it does not agree. A copy of dbbmckennon’s letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

During the fiscal years ended December 31, 2024 and 2023 and the subsequent interim period through February 27, 2026, neither the Company nor anyone on its behalf consulted with Grant Thornton regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company by Grant Thornton that Grant Thornton concluded  was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto).

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
16.1	Letter from dbbmckennon as to the change in certifying accountant dated March 5, 2026
104	Cover Page Interactive Data File (Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEEP FISSION, INC.

Date: March 5, 2026	/s/ JON GORDON
Jon Gordon
General Counsel & Secretary